United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 5, 2024

Date of Report (Date of earliest event reported)

NUKKLEUS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39341	38-3912845
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Washington Blvd. Jersey City, New Jersey	07310
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-791-4663

Brilliant Acquisition Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NUKK	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one Share of Common Stock for $11.50 per share	NUKKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Nasdaq Compliance

On January 5, 2024, Nukkleus Inc. (the “Company”) received a written notice (the “Notice”) from the Office of General Counsel of The Nasdaq Stock Market LLC (“Nasdaq”) that Nasdaq had determined that the Company’s prior deficiency under Nasdaq Listing rules had been cured in connection with the Company’s business combination that took place on December 22, 2023. The Company’s securities will continue to be listed and traded on Nasdaq.

As previously reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 15, 2023, the Company received a written notice from the Nasdaq Listing Qualifications Department of Nasdaq on December 11, 2023, indicating that the Company was not in compliance with Listing Rule 5550(a)(3), which required the Company to have at least 300 public holders for continued listing on the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nukkleus Inc. (Registrant)

Dated: January 11, 2024	By:	/s/ Emil Assentato
	Name:	Emil Assentato
	Title:	Chief Executive Officer

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